Lexaria Letter From the President

Kelowna, BC / February 24, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to provide a Letter From the President for all its stakeholders.

Lexaria has posted at its website www.lexariaenergy.com a letter from the president, outlining recent corporate activity and current and future business plans. The complete Letter from the President is also being filed with regulators in the USA and Canada, and sent directly to shareholders. A summary and excerpt from the letter follows.

I am pleased to offer this update on Lexaria Corp to all stakeholders, following many changes in the Company during the past year.

It is a particularly exciting time in the Company’s history. 2014 delivered the sharpest and most severe decline in oil prices in over 5 years, and one of the biggest declines of all time. In 2012 we quietly initiated efforts to maximize value from our Belmont Lake oil field through any means possible, including a complete asset sale.

The oil field was sold late in 2014. At a peak, we owed over $1.7 million to various creditors, much of this to management and directors who had provided significant loans to enable our operations. We are proud to have paid all these loans down to a zero balance and that every creditor was paid in full.

At our annual general meeting in 2014, you responded overwhelmingly in favor of our entry into the medical marijuana sector, and we have responded with vigor. We now have a joint venture that has applied to Health Canada, the governing body of the medical marijuana industry in Canada, for a license to produce 10,000 kg (approx 22,000 pounds) of medical marijuana per year. Lexaria owns 49% of that joint venture.

Meanwhile, we don’t want to either bet the entire company on a single license application; or ignore the much larger market for already-legal agricultural hemp products. It’s important to clearly understand our foray into the United States market: In the USA we do not sell cannabis and are not involved in the marijuana trade in any way, even in those states where it is legal to do so under state law.

We are proud to help people in their quest for health and wellness, and we have come to believe that CBD may play an integral role in general good health. As a publicly traded company we believe this is not only the more prudent path for our company to take on behalf of its investors, but also the more profitable one.

Having unveiled our www.vipova.com website and upon selling our first cup of tea, we became a national company able to sell our CBD infused tea – using patent-pending technology - anywhere in the United States.

In order to attempt to generate sales revenue, and with them, our expectations of eventual profits, we purchased 51% of PoViva Tea LLC and launched the ViPovaTM brand of Cannabidiol (CBD) infused teas. Of all the steps we’ve taken in guiding Lexaria forward over recent years, we are perhaps most excited about our entry into the CBD business. Lexaria is playing a leading role in this brand new industry by delivering CBD through our unique and distinctive lipid-infused process making it one of the most exciting emerging companies in the business today.

2015 will be a very busy year for us – we have a number of goals and initiatives.

Primary among these is to establish ViPovaTM as a widely recognized and trusted brand for delivering CBD using our patent pending process that we believe is more effective and comforting. As brand recognition grows we intend to broaden the brand with other products, such as flavored teas and coffee. ViPovaTM sales and product introductions will constantly be a focus during 2015.

We will also launch our second brand of products under the Lexaria Energy brand, keeping a smile on our corporate face as we use our original name for new purposes. Lexaria Energy will be launched in the first 6 months of 2015 as a line of nutritional supplements for active people, once again always using our patent pending technology to infuse CBD inside for comfort and effectiveness.

We expect our first product to be a CBD/Protein bar of exceptional quality and taste. We are hoping to make the Lexaria Energy Bar the only bar in the world that is low on the glycemic index; gluten-free; and incorporates CBD with our patent-pending technology. It is currently under development.

2014/2015 is a period of change for your company. We know we made the right move to back away from the oil and gas business, and the economics in that business have deteriorated even more rapidly than we feared they might. We have paid all our bills and debts so that the Company is not burdened or placed at risk. We’ve entered the medical marijuana business through a license application in Canada. And we are launching two new brands in the USA aimed at the exciting brand new fields of cannabidiol delivery.

Though there has been a lot of change, one thing in particular remains constant: our thanks to you our shareholders for your loyalty and steadfastness over the years. It is hard being a mouse among elephants but we’ve tried our best to work hard for you all the while we avoid being stepped on. Our commitment to you remains unchanged and we will work honestly and tirelessly on your behalf.

Sincerely,

Chris Bunka

President and CEO, Lexaria Corp .

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.